Exhibit 99.1

U.S. Auto Parts Appoints David Meniane to COO & CFO

CARSON, Calif. – March 15,  2019 – U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, has appointed David Meniane to COO, a newly created position, as well as CFO, succeeding Neil Watanabe. His appointment is effective March 15, 2019.

Meniane brings extensive experience in consumer products as both an operator and financier. He previously served as executive vice president of L.A. Libations, an incubation partner to the Venturing & Emerging Brands group at the Coca-Cola Company. During his tenure, he  oversaw the successful launch of three profitable business units and three new companies, while growing L.A. Libations’ EBITDA by 280% and investment portfolio value by 73%.

Prior to L.A. Libations,  Meniane founded Victoria’s Kitchen, a specialty beverage company that was featured on the hit TV program “Shark Tank” before its eventual sale to Hispanica International in 2017. Meniane also previously served as chief financial officer at Aflalo & Harkham Investments, a $350 million commercial real estate investment partnership.

“David’s successful track record in growing consumer brands, along with his expertise in finance and accounting will be a strong asset for our executive team,” said Lev Peker, CEO of U.S. Auto Parts. “As online demand for aftermarket auto parts continues to grow, we plan to revamp our e-commerce channels and optimize our marketplace presence to better capitalize on this expanding consumer base. I believe David will provide the necessary operational and financial expertise needed to enhance our platform and help return the company to growth.

“I would also like to thank Neil for his contributions to the company over the last four years, and wish him the best in his future endeavors.”

Meniane currently serves on the board of directors for Space Shake and Relentless Trade Solutions. He holds a Master of Business Taxation from the University of Southern California and is also a licensed CPA in the state of California.

Meniane commented on his appointment: “U.S. Auto Parts has created a strong brand and exceptional online platform to provide consumers with aftermarket auto parts.  I  look forward to leveraging my experience as both an operator and financier as we deploy various investments in technology and marketing designed to accelerate growth.”

About U.S. Auto Parts

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include

Exhibit 99.1

www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our management and key operating metrics, our potential growth and our liquidity requirements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company's products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company's product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact

U.S. Auto Parts Network, Inc.

David Meniane, COO & CFO

310-735-0563

dmeniane@usautoparts.com

Exhibit 99.1

Investor Relations

Liolios

Sean Mansouri or Cody Slach

949-574-3860

PRTS@liolios.com